GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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July 23, 2008	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY AND YEAR-TO-DATE EARNINGS

Summary

German American Bancorp, Inc. today reported record 2nd quarter and year-to-date 2008 net income. During the 2nd quarter, the Company earned $3,111,000, or $0.28 per share, approximately an 18% increase from the $2,643,000, or $0.24 per share, reported in the 2nd quarter of 2007. This record level of quarterly earnings marks the 3rd successive quarter in which the Company has reported record earnings.

German American’s 2008 year-to-date earnings were also a new high for the Company totaling $6,131,000, or $0.55 per share. This level of year-to-date earnings represents nearly a 50% increase over the 2007 reported June 30th year-to-date net income of $4,122,000, or $0.37 per share.

In comparison to the prior year results, the Company produced significantly enhanced performance in virtually every major category within the income statement reflecting increased revenue from both net interest income and total non-interest income coupled with a reduction in non-interest expenses.

During the 2nd quarter of 2008 relative to the same quarter last year, net interest income increased by $571,000, or 6% while total non-interest income increased by $268,000, a similar 6% increase. Total non-interest expenses declined by $483,000, or 5%, with the majority of the decrease associated with enhanced productivity levels evidenced by a reduced level of salaries and benefits expense. Somewhat offsetting this $1.3 million of earnings improvements was a $559,000 increase in the provision for loan loss as the Company strengthened the balance of its allowance for loan losses by $655,000 during the 2nd quarter of this year.

On a year-to-date comparison, total revenue increased by $2.7 million as net interest income increased $1,315,000, or 7%, and total non-interest income improved by $1,348,000, or 17%. Further, total non-interest expenses declined by $611,000, or 3%, with all of this decrease attributable to a lower salaries and benefits expense. On a year-to-date basis, the Company’s provision for loan loss was virtually unchanged from the level recorded last year.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Mark Schroeder, President & CEO of German American Bancorp, Inc., commenting on the Company’s continued record performance, stated, “It is particularly notable that German American has been able to post a historic high in terms of bottom line financial performance at a time when much of the financial industry across the country is experiencing asset quality issues that are significantly adversely impacting their performance. Our ability to generate these record earnings during these turbulent times is attributable to a number of positive factors, but, in the big picture, it can be ascribed to operating the Company on a consistent and fundamentally sound conservative basis.

While many of our banking competitors, and the banking industry in general, are today feeling the effects of years of overly aggressive credit underwriting, German American steadfastly maintained a strong credit culture throughout this time period. As a result of this strong, conservative credit culture at German American, coupled with the relatively stable economy within our market area, we have largely avoided the asset quality issues plaguing much of the industry. We remained very pleased with the current level of asset quality within our loan portfolio while recognizing that a continued weakening of the general economic environment would likely present increasing challenges in terms of the maintenance of our overall level of asset quality. At this juncture, however, we are optimistic of our consumer and commercial customers’ ability to continue to perform very well relative to their credit commitments with German American.”

Schroeder continued, “In addition to these positive loan portfolio factors, we’re also enjoying the results of our staff’s efforts, over the course of recent years, to grow and expand our base of core loans and deposits, to develop our sources of fee-based revenues such as insurance and investment advisory services, and to enhance our level of productivity in terms of controlling the level of our operating expenses. As is generally the case, our superior financial performance is not the result of a single action or item but rather is generated by staying focused on the fundamentals and doing things right in a number of areas. We remain committed to the continuation of this proven successful strategy of enhancing long-term shareholder value and believe the market will again recognize the inherent value of our management philosophy and of German American’s franchise when market conditions for financial stocks improve.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Balance Sheet Highlights

End-of-period loans outstanding totaled $877.2 million at June 30, 2008 an increase of $18.6 million or 8% on an annualized basis from March 31, 2008. Commercial loans increased $20.4 million or 17% annualized and agricultural loans increased $5.1 million or 14% annualized as of June 30, 2008 compared with March 31, 2008. Residential mortgage loans and consumer loans decreased $7.3 million or 12% annualized during that same period.

Average loans outstanding totaled $872.3 million, an increase of $37.8 million or 5% during the second quarter of 2008 compared with the same quarter of 2007. Average commercial and agricultural loans totaled $629.4 million, an increase of $45.5 million or 8% during the quarter ended June 30, 2008 compared with the same quarter of the prior year. Average residential mortgage loans and consumer loans totaled $242.8 million during the quarter ended June 30, 2008 representing a decline of $7.7 million or 3% over 2007.

Non-performing loans totaled $9.6 million at June 30, 2008, an increase of $317,000 or 14% on an annualized basis over non-performing loans at March 31, 2008. This level of non-performing loans represents 1.10% of total loans outstanding at June 30, 2008.

End-of-period deposits totaled $923.7 million at June 30, 2008 an increase of $7.0 million or 3% annualized from March 31, 2008. Non-maturity deposits including demand deposits, savings accounts and money market demand accounts increased $39.4 million or 29% annualized at June 30, 2008 compared to March 31, 2008.

Average deposits totaled $922.4 million an increase of $34.1 million or 4% during the second quarter of 2008 compared with the same quarter of 2007. Average non-maturity deposits totaled $567.3 million, an increase of $108.6 million or 24% during the quarter ended June 30, 2008 compared with the same quarter of the prior year.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Income Statement Highlights

Quarter ended June 30, 2008 compared to quarter ended June 30, 2007

Net income for the second quarter of 2008 totaled $3,111,000, an increase of $468,000 or 18% over second quarter 2007 net income of $2,643,000.

During the quarter ended June 30, 2008 net interest income totaled $10,065,000 representing an increase of $571,000 or 6% over the second quarter of 2007. The tax equivalent net interest margin for the second quarter 2008 was 3.75% compared to 3.78% for the second quarter of 2007. The yield on earning assets totaled 6.23% during the quarter ended June 30, 2008 compared to 7.11% in the same period of 2007 while the cost of funds totaled 2.48% during 2008 compared to 3.33% in 2007.

The provision for loan loss totaled $934,000 during the quarter ended June 30, 2008, representing an increase of $559,000 from the second quarter 2007. During the second quarter of 2008 the annualized provision for loan loss represented approximately 43 basis points of average loans while annualized net charge-offs represented approximately 13 basis points of average loans.

During the second quarter of 2008, non-interest income totaled $4,493,000 representing an increase of $268,000 or 6% over the second quarter of 2007.

Trust and investment product fees totaled $636,000 during the quarter ended June 30, 2008 representing a decline of $24,000 or 4% from the same period of 2007. Deposit service charges and fees totaled $1,245,000 during the quarter ended June 30, 2008 representing an increase of $131,000 or 12% over the same period of 2007. The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

During the second quarter of 2008, insurance commission and fees totaled $1,307,000 which is a decline of $234,000 or 15% compared to the second quarter of 2007. The decline was largely attributable to the receipt of $109,000 in contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance during the second quarter of 2007 while all 2008 contingency revenues were received during the first quarter of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the quarter ended June 30, 2008, the net gain on sale of residential loans totaled $404,000, an increase of $231,000 or 134% over the gain recognized in the quarter ended June 30, 2007. The increase was primarily attributable to higher levels of residential loan sales which totaled $32.3 million in the second quarter of 2008, compared to $15.5 million in the same period of 2007.

During the quarter ended June 30, 2008, non-interest expense totaled $8,985,000, a decline of $483,000 or 5% from the same period of 2007.

Salaries and benefits totaled $5,118,000 in the quarter ended June 30, 2008 representing a decline of $436,000 or 8% from 2007. The decline was largely attributable to a decrease of approximately 32 full-time equivalent employees, or 8% of total full-time equivalent employees, during the second quarter of 2008 compared with 2007. The decline in salaries and benefits was achieved while the Company recognized $196,000 for post-retirement benefits for employees that were accrued as part of the Company’s formal review of effectiveness and efficiency.

Year-to-date June 30, 2008 compared to year-to-date June 30, 2007

Net income for the first six months of 2008 totaled $6,131,000, an increase of $2,009,000 or 49% over the first six months of 2007.

During the six months ended June 30, 2008 net interest income totaled $20,184,000 representing an increase of $1,351,000 or 7% over the first half of 2007. The tax equivalent net interest margin for the first half of 2008 was 3.82% compared to 3.83% for the same period of 2007. During the six months ended June 30, 2008 net interest income was positively impacted by the accretion of $388,000 of discount on approximately $22 million of called agency bonds. The above item positively impacted the 2008 net interest margin by approximately 7 basis points.

The provision for loan loss totaled $2,278,000 during the six months ended June 30, 2008, representing a decline of $25,000 or 1% from the first half of 2007 provision of $2,303,000. During the first half of 2008 the annualized provision for loan loss represented approximately 52 basis points of average loans while annualized net charge-offs represented approximately 11 basis points of average loans.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the first half of 2008, non-interest income totaled $9,525,000 representing an increase of $1,348,000 or 16% over 2007.

Trust and investment product fees totaled $1,223,000 during the six months ended June 30, 2008 representing a decline of $118,000 or 9% from the same period of 2007. Deposit service charges and fees totaled $2,428,000 during the six months ended June 30, 2008 representing an increase of $396,000 or 19% over the same period of 2007. The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

During the six month period ended June 30, 2008, insurance commission and fees totaled $3,210,000 which is an increase of $165,000 or 5% compared to 2007. The increase was attributable to an increase in contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance.

During the six months ended June 30, 2008, the net gain on sale of residential loans totaled $728,000, an increase of $395,000 or 119% over the gain of $333,000 recognized in the six months ended June 30, 2007. The increase was attributable to higher levels of residential loan sales which totaled $60.7 million in the first half of 2008, compared to $27.6 million in the same period of 2007.

The Company recognized a net gain on securities of $285,000 in the first quarter of 2008. The Company sold approximately $16 million of agency mortgage related securities at a gain of $189,000 during 2008. In addition, the Company recognized a gain of $96,000 on the mandatory redemption on a portion of VISA stock acquired as part of the initial public offering of VISA, Inc.

During the six months ended June 30, 2008, non-interest expense totaled $18,333,000, a decline of $611,000 or 3% from the same period of 2007.

Salaries and benefits totaled $10,445,000 in the first half of 2008 representing a decline of $612,000 or 6% from 2007. The decline was largely attributable to a decrease of approximately 31 full-time equivalent employees, or 8% of total FTEs, during the first half of 2008 compared with 2007. The decline in salaries and benefits was also achieved while the company recognized $466,000 for post-retirement benefits for employees that were accrued as part of the Company’s formal review of effectiveness and efficiency.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.

*****

Forward Looking Statements

German American’s statements in this press release regarding its outlook for its future financial and stock market performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Balance Sheets

	June 30,
	2008	2007

ASSETS
Cash and Due from Banks	$26,955	$25,538
Short-term Investments	19,578	4,281
Investment Securities	166,813	160,422

Loans Held-for-Sale	9,080	2,496

Loans, Net of Unearned Income	877,219	850,205
Allowance for Loan Losses	(9,853)	(7,776)
Net Loans	867,366	842,429

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	22,891	23,721
Goodwill and Other Intangible Assets	13,241	14,132
Other Assets	38,435	38,265
TOTAL ASSETS	$1,174,980	$1,121,905

LIABILITIES
Non-interest-bearing Demand Deposits	$154,029	$131,374
Interest-bearing Demand, Savings, and
Money Market Accounts	427,408	330,956
Time Deposits	342,280	449,777
Total Deposits	923,717	912,107

Borrowings	139,563	103,845
Other Liabilities	13,496	13,459
TOTAL LIABILITIES	1,076,776	1,029,411

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,439	79,398
Retained Earnings	19,436	14,486
Accumulated Other Comprehensive Loss	(671)	(1,390)
TOTAL SHAREHOLDERS' EQUITY	98,204	92,494

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,174,980	$1,121,905

END OF PERIOD SHARES OUTSTANDING	11,029,869	11,029,087

BOOK VALUE PER SHARE	$8.90	$8.39

Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$14,426	$15,846	$29,885	$30,913
Interest on Short-term Investments	283	84	469	204
Interest and Dividends on Investment Securities	2,069	2,028	4,249	4,170
TOTAL INTEREST INCOME	16,778	17,958	34,603	35,287

INTEREST EXPENSE
Interest on Deposits	5,324	6,825	11,511	13,255
Interest on Borrowings	1,389	1,639	2,908	3,163
TOTAL INTEREST EXPENSE	6,713	8,464	14,419	16,418

NET INTEREST INCOME	10,065	9,494	20,184	18,869
Provision for Loan Losses	934	375	2,278	2,303
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,131	9,119	17,906	16,566

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	404	173	728	333
Net Gain on Securities	-	-	285	-
Other Non-interest Income	4,089	4,052	8,512	7,844
TOTAL NON-INTEREST INCOME	4,493	4,225	9,525	8,177

NON-INTEREST EXPENSE
Salaries and Benefits	5,118	5,554	10,445	11,057
Other Non-interest Expenses	3,867	3,914	7,888	7,887
TOTAL NON-INTEREST EXPENSE	8,985	9,468	18,333	18,944

Income before Income Taxes	4,639	3,876	9,098	5,799
Income Tax Expense	1,528	1,233	2,967	1,677

NET INCOME	$3,111	$2,643	$6,131	$4,122

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.28	$0.24	$0.55	$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,484	11,008,562	11,029,484	11,008,562
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,535	11,022,474	11,029,585	11,020,284

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.06%	0.95%	1.06%	0.75%
Annualized Return on Average Equity	12.49%	11.45%	12.39%	8.90%
Net Interest Margin	3.75%	3.78%	3.82%	3.83%
Efficiency Ratio (1)	61.16%	68.26%	61.18%	69.20%
Net Overhead Expense to Average Earning Assets (2)	1.65%	2.05%	1.64%	2.13%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.13%	0.10%	0.11%	0.41%
Allowance for Loan Losses to Period End Loans			1.12%	0.91%
Non-performing Assets to Period End Assets			0.98%	0.59%
Non-performing Loans to Period End Loans			1.10%	0.64%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,176,990	$1,112,972	$1,160,909	$1,101,568
Average Earning Assets	$1,090,410	$1,020,979	$1,073,148	$1,009,651
Average Total Loans	$872,274	$834,452	$870,348	$816,943
Average Demand Deposits	$138,697	$134,805	$136,766	$134,156
Average Interest Bearing Liabilities	$924,873	$872,475	$911,124	$861,491
Average Equity	$99,636	$92,355	$98,965	$92,580

Period End Non-performing Assets (3)			$11,464	$6,588
Period End Non-performing Loans (4)			$9,649	$5,436

Tax Equivalent Net Interest Income	$10,198	$9,645	$20,443	$19,198
Net Charge-offs during Period	$279	$219	$469	$1,656

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.